Calculation of Filing Fee Tables
S-3
Global Net Lease, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share (1)	457(r)				0.0001531	$ 0.00
Fees to be Paid	2	Equity	Preferred Stock, $0.01 par value per share(2)	457(r)				0.0001531
Fees to be Paid	3	Other	Depository Shares(3)	457(r)				0.0001531
Fees to be Paid	4	Debt	Debt Securities(4)	457(r)				0.0001531
Fees to be Paid	5	Other	Stock Purchase Contracts(5)	457(r)				0.0001531
Fees to be Paid	6	Other	Warrants(6)	457(r)				0.0001531
Fees to be Paid	7	Other	Guarantees(7)	457(r)				0.0001531
Fees to be Paid	8	Other	Units(8)	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Global Net Lease, Inc. (the "Company") is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices.

[2]	See Offering Note (1) for detailed information.

[3]	See Offering Note (1) for detailed information.

[4]	See Offering Note (1) for detailed information.

[5]	See Offering Note (1) for detailed information.

[6]	See Offering Note (1) for detailed information.

[7]	See Offering Note (1) for detailed information.

[8]	See Offering Note (1) for detailed information.